Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in this Registration Statement on Form S-4 of Renasant Corporation of our reports dated March 29, 2018, March 31, 2017 and March 30, 2016, relating to the consolidated financial statements of Brand Group Holdings, Inc. and subsidiaries, appearing in this Current Report on Form S-4.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ PORTER KEADLE MOORE, LLC

Atlanta, Georgia

June 1, 2018